UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2016

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

The information under “Issuance of Shares to Holders of Old Common Stock” and “Issuance of Shares in Exchange for Administrative Claims” in “Item 8.01 Other Events” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

Issuance of Shares to Holders of Old Common Stock

On July 26, 2016, Nuo Therapeutics, Inc. (the “Company”) instructed its transfer agent to issue 2,264,612 shares of its new common stock, par value $0.0001 per share (the “New Common Stock”) to record holders of its common stock (the “Old Common Stock”) as of March 28, 2016 who executed and timely delivered the required release documents no later than July 5, 2016 in accordance with the Order Granting Final Approval of Disclosure Statement and Confirming Debtor’s Plan of Reorganization (the “Confirmation Order”) entered on April 25, 2016 by the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”), which confirmed the Modified First Amended Plan of Reorganization of the Debtor under Chapter 11 of the United States Bankruptcy Code (as confirmed, the “Plan of Reorganization”). As previously disclosed, all equity interests of the Company, including the Old Common Stock, warrants and options, that were issued and outstanding immediately prior to May 5, 2016, the effective date of the Plan of Reorganization (the “Effective Date”), were cancelled as of the Effective Date. The holders of Old Common Stock who executed and timely delivered the required release documents are referred to as the “Releasing Holders.”

The 2,264,612 shares of New Common Stock were issued as of the Effective Date to Releasing Holders who asserted ownership of a number of shares of Old Common Stock that matched the Company’s records or could otherwise be confirmed, at a rate of one share of New Common Stock for every 41.8934 shares of Old Common Stock held by such holders as of March 28, 2016. Under the Plan of Reorganization, if the calculation would otherwise have resulted in the issuance to any Releasing Holder of a number of shares of New Common Stock that is not a whole number, then the number of shares actually issued to such Releasing Holder was determined by rounding down to the nearest number.

Based on the Plan of Reorganization, the shares of New Common Stock were issued under the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 1145 of the United States Bankruptcy Code.

Issuance of Shares in Exchange for Administrative Claims

On August 1, 2016, the Company instructed its transfer agent to issue 162,500 shares of New Common Stock pursuant to the Order Granting Application of the Ad Hoc Equity Committee Pursuant to 11 U.S.C. §§ 503(b)(3)(D) and 503(b)(4) for Allowance of Fees and Expenses Incurred in Making a Substantial Contribution, entered by the Bankruptcy Court on June 20, 2016. These shares of New Common Stock were issued as of June 20, 2016 to holders of administrative claims under sections 503(b)(3)(D) and 503(b)(4) of the United States Bankruptcy Code. Of the 162,500 shares, 100,000 shares were issued to outside counsel to the ad hoc committee of the Company’s equity holders as payment of all remaining allowed fees for legal services provided by such counsel, and 62,500 were issued to designees of the ad hoc committee who had granted loans in an aggregate amount of $62,500 to the committee in December 2015 as repayment of such loans.

The 162,500 shares of New Common Stock were issued under the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Rule 506 thereunder as they were issued to accredited investors, without a view to distribution, and not through any general solicitation or advertisement.

Post Confirmation Shares of New Common Stock Outstanding

Including the 7,500,000 shares of New Common Stock issued to investors by the Company under the Plan of Reorganization and previously disclosed in the Current Report on Form 8-K filed on May 10, 2016, the Company has 9,927,112 shares of New Common Stock outstanding after the issuance of the above mentioned shares.

Other Developments

The shares of New Common Stock are not yet eligible for trading on an OTC market. The Company is working diligently with its advisors to become current in its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, to apply and obtain FINRA approval for trading, and to obtain eligibility through the Depository Trust Company for electronic distribution of shares to brokerage accounts.

***

References in this Current Report on Form 8-K to the Plan of Reorganization and the Confirmation Order are qualified by reference to the text of the Plan of Reorganization and the Confirmation Order, as applicable, which are attached as Exhibits 2.1 and 99.1, respectively, to the Company’s Current Report on Form 8-K filed on April 28, 2016, and incorporated herein by reference.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By: /s/ David E. Jorden
David E. Jorden
Chief Executive Officer &
Chief Financial Officer

Date: August 1, 2016